SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of
                    the Securities Exchange Act of 1934
                             (Amendment No. )

Filed by the Registrant  / X /

Filed by a Party other than the Registrant  /   /

Check the appropriate box:

/   /   Preliminary Proxy Statement

/   /   Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))

/ X /   Definitive Proxy Statement

/   /   Definitive Additional Materials

/   /   Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                        TRM Copy Centers Corporation
- ---------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


                              Robert A. Bruce
- ---------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement
                       if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X /   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
        14a-6(i)(2) or Item 22(a)(2) of Schedule 14A

/   /   $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3)

/   /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
        and 0-11

        1) Title of each class of securities to which transaction applies:

             --------------------------------------------------------------

        2) Aggregate number of securities to which transaction applies:

             --------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

             --------------------------------------------------------------

        4)   Proposed maximum aggregate value of transaction:

             --------------------------------------------------------------

        5)   Total free paid:

             --------------------------------------------------------------

/   /   Fee paid previously with preliminary materials.

        Set forth the amount on which the filing fee is calculated and state how it was determined.

/   /   Check box if any part of the fee is offset as provided by Exchange
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        offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date
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        1)   Amount Previously Paid:

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
                        TRM COPY CENTERS CORPORATION


                  Notice of Annual Meeting of Shareholders
                              October 22, 1996



To Our Shareholders:

     The annual meeting of the shareholders of TRM Copy Centers
Corporation, an Oregon corporation (the "Company"), will be held on Tuesday, October 22, 1996 at 9 a.m. at the U.S. Bancorp Tower, 41st Floor, John Elorriaga Auditorium, 111 S.W. Fifth Avenue, Portland, Oregon 97204, for the following purposes:

     1. To elect two members of the Board of Directors for three-year terms.

     2.   To approve the Company's 1996 Stock Option Plan.

     3. To ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     All shareholders are invited to attend the meeting. Holders of record of the Company's Common Stock at the close of business on September 13, 1996 are entitled to notice of and to vote at the meeting.


                                  By Order of the Board of Directors


                                  Robert A. Bruce
                                  Secretary


Portland, Oregon
September 16, 1996



     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting, please promptly sign and date your enclosed proxy and return it in the postage paid envelope.

     A shareholder who completes and returns the proxy and subsequently attends the meeting may elect to vote in person, since a proxy may be revoked at any time before it is voted. Retention of the proxy is not necessary for admission to the meeting.

                                                            PROXY STATEMENT


     The enclosed proxy is solicited by the Board of Directors of TRM Copy Centers Corporation (the "Company") for use at the annual meeting of shareholders to be held on Tuesday, October 22, 1996 at 9 a.m. at the U.S. Bancorp Tower, 41st Floor, John Elorriaga Auditorium, 111 S.W. Fifth Avenue, Portland, Oregon 97204, and at any adjournments thereof.

     The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of the proxy statement, form of proxy and any other material furnished to the shareholders by the Company in connection with the annual meeting. In addition to the solicitation of proxies by mail, employees of the Company may also solicit proxies by telephone and personal contact. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies from brokers and other nominees at an estimated cost of $3,000. The Company's Annual Report to Shareholders covering its fiscal year ended June 30, 1996, which includes financial statements, is being mailed to shareholders together with these proxy materials on or about September 17, 1996.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while attending the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so. All valid proxies will be voted at the meeting in accordance with the instructions given. A shareholder may strike the names of the persons designated as proxies on the enclosed proxy and insert names of his or her own choosing. If no instructions are given, the proxies will be voted for the election of the nominees for director, to approve the Company's 1996 Stock Option Plan and in favor of the ratification of KPMG Peat Marwick LLP as the Company's independent auditors. At the meeting, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding will constitute a quorum for the transaction of business.


                VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     Holders of record of the Company's Common Stock at the close of business on September 13, 1996 will be entitled to vote on each matter presented at the annual meeting. On that date, 6,491,291 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on every matter submitted at the meeting. The Common Stock does not have cumulative voting rights.

     The following table shows the ownership of the Company's Common Stock on June 30, 1996 by (i) each person who, to the knowledge of the Company, beneficially owns more than 5 percent of the outstanding shares, (ii) each of the Company's directors, (iii) each of the Company's named executive officers and (iv) the Company's directors and executive officers as a group.

                                                                          Shares
      Beneficial Owner                      Address                 Beneficially Owned (1)       Percent
      ----------------                      -------                 ------------------           -------

Frederick O. Paulsell (2)      c/o 5208 N.E. 122nd Avenue                 912,030                  13.9%
                               Portland, OR  97230-1074

Laifer Capital Management,     45 West 45th Street, 9th Floor             605,350                   9.3%
Inc. (3)                       New York, NY  10036

Wellington Management          75 State Street                            599,400                   9.2%
Company (4)                    Boston, MA 02109

- ---------------------------
(footnotes on following page)

                                                                          Shares
      Beneficial Owner                      Address                 Beneficially Owned (1)       Percent
      ----------------                      -------                 ------------------           -------

Edwin S. Chan (5)              c/o 5208 N.E. 122nd Avenue                 617,076                  8.9%
                               Portland, OR  97230-1074

Marcia W. Zech (6)             3041 60th Avenue, S.E.                     480,430                  7.4%
                               Mercer Island, WA  98040

Dimensional Fund               1299 Ocean Avenue, 11th Floor              348,100                  5.4%
Advisors, Inc. (7)             Santa Monica, CA 90401

Michael D. Simon                                                          279,335                  4.1%

Donald L. Van Maren (8)                                                   163,369                  2.5%

Sherman M. Coe                                                            147,288                  2.3%

Ralph R. Shaw                                                              34,250                     *

Robert A. Bruce                                                            30,607                     *

James W. Perris                                                            15,794                     *

Danial J. Tierney                                                           7,315                     *

Directors and executive                                                 2,207,064                 29.9%
officers as a group (9
persons)

*  Represents less than 1 percent of the outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the "SEC"), and includes voting power and dispositive power with respect to shares. Shares are held with sole voting and dispositive power unless otherwise indicated. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage for the person holding such options, but are not deemed outstanding for computing the percentage for any other person. The numbers of shares that may be obtained upon exercise of options that are currently exercisable or exercisable within 60 days of June 30, 1996 are as follows: Mr. Paulsell, 77,500 shares; Mr. Chan, 415,000 shares; Mr. Simon, 275,000 shares; Mr. Van Maren, 21,000 shares; Mr. Coe, 36,500 shares; Mr. Shaw, 34,250 shares; Mr. Bruce, 25,000 shares; Mr. Perris, 15,000 shares; Mr. Tierney, 7,000 shares; and all executive officers and directors as a group, 906,250 shares.
(2) The information provided includes 4,000 shares owned by Mr. Paulsell's wife and minor stepson. The information excludes shares owned by Mr. Paulsell's children, all of whom are adults. The information excludes 480,430 shares owned by his former wife, Marcia W. Zech. Mr. Paulsell disclaims beneficial ownership of all such shares.
(3) This information is based upon a Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on April 3, 1996, reporting that Laifer Capital Management, Inc. ("Laifer") had (i) sole voting power with respect to 455,050 shares and shared voting power with respect to no shares and (ii) sole dispositive power with respect to 404,450 shares and shared dispositive power with respect to 200,900 shares. The shares beneficially owned by Laifer include 328,050 shares beneficially owned by Laifer in its capacity as general partner of and investment adviser to Hilltop Partners, L.P. and 277,300 shares beneficially owned by Laifer in its capacity as investment adviser to various other clients.
(4) This information is based upon a Schedule 13G dated February 9, 1996 and filed with the SEC, reporting that Wellington Management Company had (i) sole voting power with respect to no shares and shared voting power with respect to 499,900 shares and (ii) sole dispositive power with respect to no shares and shared dispositive power with respect to all 599,400 shares.
(5) The information provided includes 30,641 shares owned by Mr. Chan's wife and minor children.
(6) The information provided excludes shares owned by Mrs. Zech's children and other relatives, all of whom are adults. The information also excludes 912,030 shares beneficially owned by her former husband, Frederick O. Paulsell. Mrs. Zech disclaims beneficial ownership of all such shares.
(7) This information is based upon a Schedule 13G dated February 7, 1996 and filed with the SEC, reporting that Dimensional Fund Advisors Inc. had (i) sole voting power with respect to 245,100 shares and shared voting power with respect to 103,000 shares and (ii) sole dispositive power with respect to all 348,100 shares.
(8) Mr. Van Maren's shares are held jointly with his wife.

                                 PROPOSAL 1

                           ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes serving staggered three-year terms. The terms of office of Messrs. Simon and Van Maren expire in 1998. The terms of office of Messrs. Paulsell and Chan expire in 1997. The terms of office of Messrs. Coe and Shaw expire in 1996.

     Messrs. Coe and Shaw are nominated for three-year terms. Descriptions of the two nominees for election follow. For a description of the continuing directors, see "Background Information About Continuing Directors and Executive Officers."

     Sherman M. Coe, 53, has served as a director since 1985. He has been Vice President of Gene Juarez Salons, Inc., a chain of beauty salons, since 1977.

     Ralph R. Shaw, 58, was elected to the Board of Directors in 1991. He previously served as a director of the Company from 1985 through 1986. Since March 1995, Mr. Shaw has been Co-Chairman of Shaw, Glasgow & Co., L.L.C., a venture capital firm. Prior to that and since 1980, he served as President of Shaw Management Company, an investment counseling firm. Mr. Shaw is also the general partner of three venture capital firms: Shaw Venture Partners, formed in 1983; Shaw Venture Partners II, formed in 1987; and Shaw Venture Partners III, formed in 1994. He serves on the Boards of Directors of Schnitzer Steel Industries, Inc. and several privately held companies. During fiscal 1993, Mr. Shaw entered into a Settlement Agreement with the Securities and Exchange Commission relating to alleged violations of Section 16(a) of the Securities Exchange Act of 1934 and rules thereunder due to failure to report transactions in the common stock of two issuers other than the Company on a timely basis. As part of the Settlement Agreement, Mr. Shaw must permanently cease and desist from any further violations of such provisions.

     IT IS THE INTENTION OF THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY TO VOTE FOR THE TWO NOMINEES, UNLESS OTHER INSTRUCTIONS ARE GIVEN. PROXIES CANNOT BE VOTED FOR MORE THAN TWO NOMINEES. DIRECTORS ARE ELECTED BY THE VOTE OF A PLURALITY OF THE SHARES CAST IN PERSON OR BY PROXY AT THE MEETING. ACCORDINGLY, THE TWO NOMINEES RECEIVING THE MOST VOTES AT THE MEETING WILL BE ELECTED DIRECTOR TO SERVE FOR THREE-YEAR TERMS. Abstentions and broker non-votes will have no effect on the results of the vote. If any nominee is unable to stand for election for any reason, proxies will be voted for the election of a substitute proposed by the Board of Directors.

                        BACKGROUND INFORMATION ABOUT
                CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

     Frederick O. Paulsell, 57, has served as a director since 1984 and was elected Chairman of the Board in 1985. Since January 1995, Mr. Paulsell has been a partner at Olympic Capital Partners, P.L.L.C., a Seattle-based investment banking firm. From 1992 to 1994, he served as President of Paulsell & Reed, a Seattle investment firm. From 1987 to 1991, Mr. Paulsell served as President of Foster, Paulsell & Baker, Inc., also a Seattle investment firm. Mr. Paulsell serves on the Board of Directors of Price Costco, Inc. and several privately held companies. He was Chairman of the Board of Ballard Computer, Inc., a Seattle-based computer hardware and software retailer that filed bankruptcy in March 1995. He was Chairman of the Board of Strategic Direct Inc., a direct mail advertising company that filed for bankruptcy in September 1991. Ballard and Strategic Direct Inc. are not affiliated in any way with the Company.

     Edwin S. Chan, 64, has been a director of the Company since 1985, and was elected Vice Chairman in February 1995. He served as President and Chief Executive Officer of the Company from 1985 until retiring as an executive officer and becoming Vice Chairman. He also served as the Company's Chief Financial Officer from 1984 until becoming President.

     Michael D. Simon, 52, was elected President, Chief Executive Officer and a director in February 1995. From July 1994 until becoming President, he served the Company as an outside consultant. Prior to joining TRM and beginning in 1986, Mr. Simon was employed by Sequent Computer Systems, Inc., a high performance computer company. His responsibilities over time at Sequent included executive responsibilities in marketing, sales, service, legal, corporate development and strategic planning. Most recently, he was a Senior Vice President at Sequent. Mr. Simon holds a B.S. degree from Pratt Institute and a Masters degree from Columbia University, both in electrical engineering.

     Donald L. Van Maren, 62, has served as a director of the Company since 1983. Mr. Van Maren is a private investor and has been President of Gems International, Inc., a gem broker, since 1979. Mr. Van Maren was self-employed as an optometrist through 1983.

     Robert A. Bruce, 39, was elected Chief Financial Officer and Vice President of Finance of the Company in 1991 and Corporate Secretary in May 1995. He was employed as a certified public accountant by Price Waterhouse, an accounting firm, from 1980 through October 1991, most recently as a senior manager in the firm's audit and small business groups. He holds a B.B.A. degree from the University of Oklahoma and an M.B.A. from the University of Chicago.

     James W. Perris, 39, was elected Chief Operating Officer and Vice President of Operations of the Company in April 1995. Prior to joining TRM and since 1991, Mr. Perris was General Manager of Calbag Metals Co., a privately held manufacturer and broker of nonferrous metals. From 1984 through 1991, he was employed at First Interstate Bank of Oregon in positions of growing responsibility. Mr. Perris holds a B.A. degree from Stanford University and an M.B.A. from the University of Oregon.

     Danial J. Tierney, 40, was named Vice President of Corporate Sales of the Company in July 1996. Prior to that and since January 1995, Mr. Tierney served the Company as Vice President of Sales and Marketing. For 16 years prior to joining TRM, Mr. Tierney was employed by Spectra Physics Scanning Systems, Inc. and its affiliates in various locations and in positions of increasing responsibility, most recently in Eugene, Oregon, as Director of Marketing. He holds a B.S. degree from the University of California, Berkeley, and an M.B.A. from the University of Santa Clara.

                            CORPORATE GOVERNANCE

     The Board of Directors has an Executive Committee, a Nominating Committee, an Audit Committee and a Compensation Committee. Messrs. Paulsell, Shaw and Simon currently serve on the Executive Committee. The function of the Executive Committee is to act on an interim basis for the full Board. Messrs. Chan, as chairman, Paulsell and Simon currently serve on the Nominating Committee. The Nominating Committee was established during fiscal 1996 to assist, as needed, with finding qualified candidates to serve on the Company's Board of Directors. Messrs. Coe, as chairman, and Van Maren currently serve on the Audit Committee. The Audit Committee has the responsibility of recommending the Company's independent auditors, reviewing the scope and results of audits, and overseeing such other matters relating to the integrity of the Company's finances and financial statements, as the Committee may consider appropriate. Messrs. Shaw, as chairman, and Paulsell currently serve on the Compensation Committee. The functions of the Compensation Committee are to approve the executive officers' compensation and to administer the Company's Restated 1986 Stock Incentive Plan, when the full Board is not administering such Plan, and its Employee Stock Purchase Plan.

     The Board of Directors held four meetings during fiscal 1996. The Executive Committee met three times during the year, while the Nominating Committee did not meet. The Audit Committee met once and the Compensation Committee met once. During fiscal 1996, each incumbent director attended at least 75 percent of all meetings of the Board and Committees on which the director served, except Sherman M. Coe.

     Directors who are not employees of the Company are paid fees of $2,000 per year plus $500 for each Board or Committee meeting attended. Members of the Executive Committee who are not employees receive an additional annual fee of $2,000. If Board and Committee meetings are held on the same day, only one attendance fee is paid. Pursuant to the Company's Restated 1986 Stock Incentive Plan and the proposed 1996 Stock Option Plan (see Proposal
2), each nonemployee director will automatically be granted a nonstatutory stock option for 5,000 shares of the Company's Common Stock on the date of each annual shareholder meeting held during the time he or she serves as a nonemployee director. Each nonemployee director who is serving on the Executive Committee of the Board will automatically be granted an additional nonstatutory stock option for 2,500 shares on the date of each annual shareholder meeting held during the time the director serves as a member of the Executive Committee. The exercise price for all options granted to nonemployee directors under the Plan will be the fair market value of the Company's Common Stock on the date of grant. Each such option will have a 10-year term and will become fully exercisable on the first anniversary of the option grant, provided the director is then serving on the Board and, if applicable, on the Executive Committee.

     During fiscal 1996, nonemployee directors received the fees and automatic stock option grants described in the preceding paragraph. For serving as Chairman of the Board and as a member of the Executive
Committee, Mr. Paulsell also received $3,000 a month during fiscal 1996. Mr. Shaw also received $2,500 a month beginning in January 1996 for serving as a member of the Executive Committee.

                           EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid to those persons serving as Chief Executive Officer of the Company during fiscal 1996 and to certain other executive officers of the Company.

                                                   Annual                     Long-Term
                                                Compensation                Compensation
                                          ------------------------      ---------------------
          Name and                                                      Securities Underlying             Other
     Principal Position         Year       Salary         Bonus              Options (#)             Compensation (1)
     ------------------         ----       ------         -----         ---------------------        ----------------
Michael D. Simon                1996      $300,000       $138,258              116,000                     $3,640
  President and Chief           1995      $267,500 (2)       --                300,000                       --
  Executive Officer
James W. Perris                 1996      $110,000       $ 22,500                 --                       $1,456
  Chief Operating Officer       1995      $ 18,333       $  5,000               75,000                       --
  and Vice President of
  Operations
Robert A. Bruce                 1996      $100,000       $ 23,750               25,000                     $3,640
  Chief Financial Officer       1995      $ 88,500       $ 14,063               50,000 (3)                 $3,754
  and Vice President of         1994      $ 82,500           --                   --                       $4,901
  Finance

Danial J. Tierney               1996      $110,000       $ 12,000                 --                       $2,438
  Vice President of             1995      $ 55,000       $  7,500               75,000                       --
  Corporate Sales

(1) Reflects contributions by the Company to the Company's Profit Sharing Retirement Plan.
(2) Includes consulting fees paid from July 1994 until January 31, 1995 and salary after Mr. Simon was elected President and Chief Executive Officer on February 1, 1995.
(3) Includes an option for 25,000 shares granted at fair market value in substitution for an option originally granted in 1992.

Stock Option Grants in Last Fiscal Year
- ---------------------------------------

The following table provides information regarding stock options granted to certain executive officers in 1996.

                                Individual Grants
- --------------------------------------------------------------------------------------
                                         Percent of
                                            Total                                          Potential Realizable Value at
                        Numbers of         Options                                         Assumed Annual Rates of Stock
                          Shares         Granted to                                        Price Appreciation for Option
                        Underlying      Employees in       Exercise                                  Term (2)
                          Options          Fiscal          Price per       Expiration     -------------------------------
        Name            Granted (1)         Year             Share            Date              5%               10%
        ----            -----------     ------------       ---------    --------------    ------------    ---------------
Michael D. Simon        116,000 (3)          59.0%          $10.375         3/15/06         $756,875         $1,918,069

Robert A. Bruce          25,000 (4)          12.7%          $10.375         3/15/06         $163,120         $  413,377

(1) Under terms of the option agreements, the options are subject to accelerated vesting in the event of a future change in control of the Company.
(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.
(3) The option vests 40% the first year, 30% the second year, 20% the third year and 5% the fourth and fifth years and the option vests in full on termination without cause, death, disability, or a significant change in job responsibilities.
(4)  The option vests 20% a year over five years from the date of grant.

Option Exercises and Holdings
- -----------------------------

The following table indicates (i) stock options exercised by the executive officers during the last fiscal year, (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of June 30, 1996 and (iii) the fiscal year-end value of "in-the-money" unexercised options.

                                                          Number of Unexercised                Value of Unexercised
                                                            Options at Fiscal                  In-The-Money Options
                                                               Year End (#)                    at Fiscal Year End (2)
                                                      -----------------------------       -------------------------------
                   Shares Acquired
                          on             Value
       Name          Exercise (#)     Realized (1)    Exercisable     Unexercisable       Exercisable       Unexercisable
       ----          ------------     ------------    -----------     -------------       -----------       -------------
Michael D. Simon          --               --            250,000         166,000           $1,770,313         $1,182,750

James W. Perris           --               --             15,000          60,000           $   71,250         $ 285,000

Robert A. Bruce           --               --             25,000          50,000           $  163,750         $ 148,750

Danial J. Tierney       8,000           $51,000            7,000          60,000           $   49,000         $ 420,000

(1) Aggregate market value of the shares covered by the option, less the aggregate price paid by the executive.
(2) Based on the fair market value of the Company's stock as of June 30, 1996. Values are stated on a pretax basis.

Stock Options Repriced In the Last Ten Years
- --------------------------------------------

                                                                                                                Length of
                                       Securities        Market Price        Exercise                        Original Option
                                       Underlying        of Stock at         Price at           New           Term Remaining
                                         Options           Time of            Time of         Exercise          at Date of
        Name                Date      Repriced (#)        Repricing          Repricing         Price            Repricing
- ---------------------     --------    --------------    ---------------    --------------    -----------    -----------------
  Robert A. Bruce         11/15/94       25,000             $4.13              $6.00           $4.13            83 months
   Chief Financial
   Officer and Vice
   President of
   Finance


Compensation Committee Report on Executive Compensation
- -------------------------------------------------------

Compensation Committee
- ----------------------

     Most of the actions regarding compensation of executive officers of the Company in fiscal 1996 were taken by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of two outside directors. Pursuant to authority delegated by the Board, the Committee makes determinations concerning compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. During fiscal 1996, the Committee also administered the Company's Restated 1986 Stock Incentive Plan.

Chief Executive Officer Compensation
- ------------------------------------

     In January 1995, Michael D. Simon and the Company entered into an employment letter agreement whereby Mr. Simon was appointed President and Chief Executive Officer of the Company for the period from February 1, 1995 to September 30, 1996. The agreement provides a base annual salary of $300,000 and bonus incentive payments based on increases in the price of the Company's Common Stock through January 1997. In May 1996, Mr. Simon's employment letter agreement was revised to extend Mr. Simon's employment until September 30, 2001. The revised agreement provides that Mr. Simon's base compensation will continue at $300,000 per year and any cash bonuses for periods beginning after February 1, 1997 will be at the discretion of the Board of Directors. As a part of the revised agreement, Mr. Simon was granted options to purchase 116,000 shares at an exercise price of $10.375 (which was the fair market value of the stock on the date of grant). The revised agreement also provides that Mr. Simon will be granted options to purchase 59,000 shares of Common Stock with an exercise price equal to the fair market value of the stock at the date of the 1996 Annual Meeting. The terms of the revised employment agreement reflect negotiations between the Company and Mr. Simon and the Committee's evaluation of Mr. Simon's performance as Chief Executive Officer, including his efforts to enhance long-term shareholder value and his contributions to improving profits and revenues and the long-term growth prospects for the Company. The number of shares granted to Mr. Simon was based on negotiations between the Company and Mr. Simon and the directors' subjective determination of the number of shares needed to adequately compensate Mr. Simon and to provide a significant incentive for him to exert his best efforts on the Company's behalf and to continue with the Company on a longer-term basis.

Executive Officer Compensation
- ------------------------------

     The Company's executive compensation program consists of base salary, annual cash incentive compensation in the form of discretionary bonuses and discretionary long-term incentive compensation in the form of stock options. This program is designed to reflect pay for performance that is tied to the Company's, as well as individual performance.

     The fiscal 1996 salaries established for executive officers other than the Chief Executive Officer were determined by the Committee after considering the Company's size and complexities relative to other public companies. In determining salaries, the Committee took into account job responsibilities, individual experience and individual performance.

     Discretionary bonuses were paid to each executive officer other than the Chief Executive Officer for fiscal 1996 based on Company and individual performance.

     The Company has a stock option plan in which key employees of the Company, including executive officers, are eligible to participate. The Board of Directors believes that the availability of stock incentives is an important factor in the Company's ability to attract and retain key employees, to provide an incentive for them to exert their best efforts on behalf of the Company and to further align their interests with shareholders. In addition to Mr. Simon's grants, stock options were granted to Robert A. Bruce during fiscal 1996, as reflected in the Summary Compensation Table and in the stock option tables.

     Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. It is anticipated that the levels of salary and bonus to be paid by the Company will not exceed that limit.



                              Compensation Committee Report Submitted By:
                                Ralph R. Shaw, Chairman
                                Frederick O. Paulsell

Stock Performance Graph
- -----------------------

     The following graph provides a comparison of the cumulative total shareholder return for the period December 18, 1991 (the date of the Company's initial public offering) through June 30, 1996 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (US) and (iii) the Nasdaq Retail Trade Index, in each case assuming the investment of $100 on December 18, 1991 and the reinvestment of any dividends.


[Graphic line chart depicting performance]


=================================================================================================================================
                  12/18/91    6/30/92    12/31/92     6/30/93   12/31/93    6/30/94    12/31/94    6/30/95    12/31/95    6/30/96
                  ---------------------------------------------------------------------------------------------------------------
TRM                100.000    155.882     152.941     141.176    132.353     67.647      61.765     76.471     123.529    130.882
- ---------------------------------------------------------------------------------------------------------------------------------
Nasdaq (US)        100.000    106.277     128.722     133.653    147.763    134.931     144.437    180.108     204.244    231.229
- ---------------------------------------------------------------------------------------------------------------------------------
Nasdaq Retail      100.000     90.964     103.435      96.657    109.145     96.221      99.437    108.348     109.614    131.767
=================================================================================================================================

                                 PROPOSAL 2

                     APPROVAL OF 1996 STOCK OPTION PLAN

     In 1986, the Company adopted the 1986 Stock Incentive Plan (the "1986 Plan"). The 1986 Plan had a 10 year term, which expired on September 9, 1996.

     Under the 1986 Plan, the Company initially reserved 1,000,000 shares of Common Stock for issuance. The 1986 Plan was amended and restated in 1993 to, among other changes, add an additional 300,000 shares. The Board of Directors of the Company believes that the availability of stock options is an important factor in the Company's ability to attract and retain qualified key employees and to provide an incentive for them to exert their best efforts on behalf of the Company. As of August 1, 1996, 216,950 shares of stock had been issued under the 1986 Plan upon exercise of stock options, 1,083,050 shares were subject to outstanding options and no shares were available for future grants. In August 1996 the Board of Directors adopted the 1996 Stock Option Plan (the "1996 Plan"), subject to shareholder approval, and reserved 700,000 shares for issuance upon exercise of options granted under the 1996 Plan.

     Certain provisions of the 1996 Plan are summarized below. The complete text of the 1996 Plan, as proposed, is attached to this proxy statement as Appendix A.

Description of the 1996 Plan
- ----------------------------

     Eligibility. All employees, consultants, independent contractors, officers and directors of the Company and its subsidiaries are eligible to participate in the 1996 Plan.

     Administration. The 1996 Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"), which will designate from time to time the individuals to whom options are granted under the 1996 Plan, the number of shares subject to options and all other terms and conditions of the grants. Subject to the provisions of the 1996 Plan, the Committee may adopt and amend rules and regulations relating to the administration of the 1996 Plan. Only the Board of Directors may amend, modify or terminate the 1996 Plan.

     Shares Available. The 1996 Plan permits the grants of incentive stock options and nonstatutory stock options. If an option granted under the 1996 Plan expires, terminates or is cancelled, the shares again become available for issuance under the Plan. 700,000 shares of Common Stock are available for grant under the 1996 Plan. In addition, shares available for grant under the 1986 Plan or subject to outstanding options under the 1986 Plan on the effective date of the 1996 Plan and are not issued under the 1986 Plan due to termination or cancellation of such options shall be available for grant under the 1996 Plan.

     Term of Plan. The 1996 Plan will continue until all shares available for issuance under the plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the 1996 Plan at any time.

     Stock Options. The Committee will determine the person to whom options are granted, the option price, the number of shares subject to each option, the period of each option and the times at which options may be exercised and whether the option is an Incentive Stock Option ("ISO"), as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or an option other than an ISO (a "Nonstatutory Stock Option" or "NSO"). If the option is an ISO, the option price cannot be less than the fair market value of the Common Stock on the date preceding the date of grant. If an optionee of an ISO at the time of grant owns stock possessing more than 10% of the combined voting power of the Company, the option price may not be less than 110% of the fair market value of the Common Stock on the date preceding the date of grant. If the option is an NSO, the option price cannot be less than 100% of the fair market value of the Common Stock on the date preceding the date of grant. The fair market value of such shares shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the valuation date, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock, or average closing prices for a period of up to 10 trading dates including or preceding the valuation date, as shall be specified by the Committee. No ISO may be granted on or after the tenth anniversary of the date that the Plan was adopted by the Board of Directors. No employee may be granted options for more than an aggregate of 300,000 shares of Common Stock in any calendar year. The aggregate fair market value, on the date of the grant, of the stock for which ISOs are exercisable for the first time by an employee during any calendar year may not exceed $100,000. The Committee may not reprice outstanding options. No monetary consideration is paid to the Company upon the granting of options. On August 1, 1996, the closing price of the Common Stock of the Company on the Nasdaq National Market System was $11 per share.

     Options granted under the 1996 Plan generally continue in effect for the period fixed by the Committee, except that ISOs are not exercisable after the expiration of 10 years from the date of grant or five years in the case of 10% shareholders. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and, except as otherwise determined by the Committee with respect to a NSO granted to a person who is neither an officer nor a director of the Company, are nontransferable except on death of a holder or pursuant to a qualified domestic relations order. Options may be exercised only while an optionee is employed by or in the service of the Company or a subsidiary or within 12 months following termination of employment by reason of death of physical disability or three months following termination for any other reason. The 1996 Plan provides that the Committee may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number underlying the option. The purchase price for each share purchased pursuant to exercise of options must be paid in cash, or, with the consent of the Committee, in whole or in part, in shares of Common Stock valued at fair market value. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the 1996 Plan for future option grants are reduced by the number of shares with respect to which the option is exercised, less any shares surrendered in payment or withheld to satisfy withholding obligations.

     Stock Option Grants to Nonemployee Directors. Each Nonemployee Director automatically receives annual grants of options to purchase 5,000 shares of Common Stock at the close of each annual meeting of shareholders and each Nonemployee Director who is a member of the Executive Committee receives an additional option to purchase 2,500 shares. Options granted to Nonemployee Directors have an exercise price equal to 100% of fair market value on the date of grant and generally are governed by the terms discussed above, except that the options become exercisable one year from the date of grant and expire 10 years after the date of grant. "Nonemployee Director" is a director who is not an employee of the Company or any subsidiary. Nonemployee Directors are eligible to receive other grants under the 1996 Plan.

     Foreign Qualified Option Grants. Options under the 1996 Plan may be granted to eligible persons residing in foreign jurisdictions. The Committee may adopt such supplements to the 1996 Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws except that no grant shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the 1996 Plan.

     Changes in Capital Structure. The 1996 Plan provides that if the outstanding Common Stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Committee in the number and kind of shares available for grants under the Plan. In addition, the Committee will make appropriate adjustments to outstanding options. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of the foregoing treatment for options, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options in whole or in part without any limitation on exercisability and upon the expiration of such 30-day period all unexercised options shall immediately terminate.

     Amendments. The Board of Directors may at any time amend the 1996 Plan, without shareholder approval, in such respects as it shall deem advisable because of changes in the law while the 1996 Plan is in effect or for any other reason. Current Nasdaq rules and IRS rules would require shareholder approval of certain amendments to the 1996 Plan.

     Tax Consequences. Certain options authorized to be granted under the 1996 Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

     Certain options authorized to be granted under the 1996 Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NSO pursuant to the 1996 Plan until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

     Section 162(m) of the Code, as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. Under the regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan pursuant to which it is granted meet certain requirements of the exception for performance-based compensation. One such requirement is that shareholders approve per-employee limits on the number of shares as to which options may be granted each year. Other requirements of the exception for performance-based compensation are that the option be granted by a committee of at least two outside directors and that the exercise price of the option or the stock appreciation right be not less than fair market value of the Common Stock on the date of grant. The Committee is composed of two outside directors and, thus, meets the requirements of the proposed regulations. The Company believes that the options will be in compliance with the above requirements.

Proposed Grants
- ---------------

     In accordance with the terms of Mr. Simon's revised employment agreement, it is contemplated that of the shares reserved for the 1996 Plan, 59,000 option shares will be granted to Michael D. Simon at an exercise price equal to fair market value of the stock on the date of the 1996 Annual Meeting.

Recommendation by the Board of Directors
- ----------------------------------------

     The proposal to approve the 1996 Stock Option Plan must be approved by the holders of at least a majority of the outstanding shares of Common Stock present, or represented by proxy, and entitled to vote on the matter at the annual meeting. Abstentions have the effect of "no" votes in determining whether the amendment is approved. Broker nonvotes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the results of the vote.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                      OF THE 1996 STOCK OPTION PLAN.

                                 PROPOSAL 3

                        RATIFICATION OF APPOINTMENT
                          OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending June 30, 1997. The selection is being submitted to the shareholders for their approval. This firm has served as the Company's auditors since 1987. The decision of the Board of Directors is based on the recommendation of the Audit Committee. Representatives of KPMG Peat Marwick LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1997.


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Reports of all transactions in the Company's Common Stock by insiders are required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In fiscal 1996, Mr. Van Maren was late in filing one report on Form 4 in connection with one transaction. Stock transactions relating to stock owned by Mr. Paulsell's wife and minor stepson were reported late for fiscal 1996 (three reports on Form 4 in connection with three transactions) and for fiscal 1995 (three reports on Form 4 in connection with seven transactions).


                           SHAREHOLDER PROPOSALS

     A proposal by a shareholder for inclusion in the Company's proxy statement and form of proxy for the 1997 annual meeting of shareholders must be received by the Company at 5208 N.E. 122nd Avenue, Portland, Oregon 97230 on or before May 20, 1997 in order to be eligible for such inclusion.


                               OTHER MATTERS

     The notice of annual meeting of shareholders provides for transaction of such other business as may properly come before the meeting. As of the date of this proxy statement, the Board of Directors has been advised of no matters to be presented for discussion at the meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the shareholders.



Portland, Oregon
September 16, 1996

                                 APPENDIX A


                        TRM COPY CENTERS CORPORATION
                           1996 STOCK OPTION PLAN

     1. PURPOSE. The purpose of this 1996 Stock Option Plan (the "Plan") is to enable TRM Copy Centers Corporation (the "Company") to attract and retain the services of selected key employees, consultants, independent contractors, officers and directors of the Company.

     2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in paragraph 9, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 700,000 shares plus any shares that were available for grant or subject to outstanding options under the Company's Restated 1986 Stock Incentive Plan (the "1986 Plan") on the effective date of the Plan and are not issued under the 1986 Plan due to termination or cancellation of such options. If an option granted under the Plan expires, terminates or is cancelled, the unissued shares subject to such option shall again be available under the Plan.

     3. EFFECTIVE DATE AND DURATION OF PLAN.

        (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors; provided, however, that prior to shareholder approval of the Plan, any grants shall be subject to and conditioned on approval of the Plan by a majority of the votes cast at a meeting of shareholders at which a quorum is present. Options may be granted under the Plan at any time after the effective date and before termination of the Plan.

        (b) Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options then outstanding under the Plan. Termination shall not affect any outstanding options.

     4. ADMINISTRATION.

        (a) Except as specified in paragraph 4(b) the Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom option grants shall be made and all terms and conditions of the grants. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, accelerate any exercise date, provide for automatic acceleration upon the occurrence of specified events, waive or modify any restriction applicable to grants (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

        (b) The Board of Directors, if it so determines, may delegate to a committee of the Board of Directors constituting of one or more members (the "Committee") any or all authority for administration of the Plan; provided, however, that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 11. If a Committee is appointed, all references to the Board of Directors in the Plan shall mean and relate to such Committee except as limited by the immediately preceding sentence and unless the context requires otherwise.

     5. TYPES OF AWARDS; ELIGIBILITY; LIMITATIONS ON CERTAIN AWARDS. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Nonstatutory Stock Options") as provided in paragraphs 6(a) and 6(c); and (iii) grant foreign qualified options as provided in paragraph 7. Any such grants may be made to employees, consultants, independent contractors, officers and directors, provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. Except as for options granted pursuant to paragraph 8, the Board of Directors shall select the individuals to whom grants shall be made and shall specify the action taken with respect to each individual to whom a grant is made. The Board of Directors may not reprice outstanding options, other than adjustments made pursuant to paragraph 9. No individual may be granted options under the Plan for more than an aggregate of 300,000 shares of Common Stock in any calendar year.

     6. OPTION GRANTS.

        (a) General Rules Relating to Options.

            (i) Terms of Grant. With respect to each option grant (except for options granted pursuant to paragraph 8), the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Nonstatutory Stock Option.

            (ii) Exercise of Options. Except as provided in paragraphs 6(a)(iv) and 8 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv), 8 and 9, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

            (iii) Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee; provided, however, that a Nonstatutory Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

            (iv) Termination of Employment or Service.

                 (A) General Rule. Unless otherwise determined by the Board of Directors, except as provided in paragraph 8, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and
        (C), the option may be exercised at any time prior to the expiration date of the option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                 (B) Termination Because of Physical Disability. Unless otherwise determined by the Board of Directors, except as provided in paragraph 8, in the event of the termination of employment or service because of physical disability (within the meaning of Section 22(e)(3) of the Code), the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                 (C) Termination Because of Death. Unless otherwise determined by the Board of Directors, except as provided in paragraph 8, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                 (D) Amendment of Exercise Period Applicable to Termination. The Board of Directors, at the time of grant or at any time thereafter, may extend the 90-day and 12-month exercise periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

                 (E) Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

            (v) Purchase of Shares. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, which shall not be more than 30 days after receipt of the notice, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. On or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock as reported in The Wall Street Journal on the day preceding the date that the option is exercised, or such other reported value of the Common Stock as shall be specified by the Board of Directors. No shares shall be issued until full payment therefor has been made. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

        (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

            (i) Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date preceding the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

            (ii) Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the Common Stock subject to the option on the date preceding the date it is granted, as described in paragraph 6(b)(iv), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

            (iii) Duration of Options. Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

            (iv) Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the day preceding the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other value of the Common Stock as shall be specified by the Board of Directors.

            (v) Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the date the Plan was adopted by the Board of Directors.

            (vi) Conversion of Incentive Stock Options. The Board of Directors may at any time without the consent of the optionee convert an Incentive Stock Option to a Nonstatutory Stock Option.

            (vii) Limit on Shares. Subject to adjustment as provided in paragraph 9, the total number of Common Shares that may be issued under the Plan upon exercise of Incentive Stock Options shall not exceed 700,000 plus up to 200,000 shares that may become available from the 1986 Plan.

        (c) Nonstatutory Stock Options. Nonstatutory Stock Options, other than options granted pursuant to paragraph 8, shall be subject to the following additional terms and conditions:

            (i) Option Price. The option price for Nonstatutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors not less than 100% of the fair market value in the date preceding the date of grant. The fair market value of such shares shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the valuation date, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock, or average closing prices for a period of up to 10 trading dates including or preceding the valuation date, as shall be specified by the Board of Directors.

            (ii) Duration of Options. Nonstatutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

     7. FOREIGN QUALIFIED OPTION GRANTS. Options under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no option shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

     8. OPTION GRANTS TO NONEMPLOYEE DIRECTORS.

        (a) Grants to Nonemployee Directors. Immediately after the close of each annual shareholder meeting (commencing with the 1996 annual meeting), each person then serving as a Nonemployee Director, including any such person who is elected at such meeting, shall automatically be granted a Nonstatutory Stock Option to purchase 5,000 shares of Stock. A "Nonemployee Director" is a director of the Company who is not an employee of the Company or of any parent or subsidiary of the Company on the date the option is granted.

        (b) Additional Grants to Nonemployee Directors Who Serve on Executive Committee. Immediately after the close of each annual shareholder meeting (commencing with the 1996 annual meeting), each person who is then serving as a Nonemployee Director and who also is serving on the Executive Committee of the Board of Directors shall automatically be granted a Nonstatutory Stock Option to purchase an additional 2,500 shares of Stock.

        (c) Terms of Options. The exercise price for options granted under this paragraph 8 shall be the fair market value of the shares covered by the option on the date preceding the date of grant, determined pursuant to paragraph 6(b)(iv). Each such option shall have a 10-year term from the date of grant, unless earlier terminated as provided in 6(a)(iv). Each such option shall become fully exercisable one year after the date of grant, subject to earlier exercise pursuant to paragraph 9. If an optionee ceases to be a director of the Company for any reason, including death or disability, the exercise of the option shall be subject to 6(a)(iv). Options may be exercised in accordance with paragraph 6. Options granted under this paragraph 8 shall be governed by all other applicable provisions of the Plan.

     9. CHANGES IN CAPITAL STRUCTURE. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of providing for options as provided above in this paragraph 9 or in lieu of having the options continue unchanged, the Board of Directors, may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options in whole or in part without any limitation on exercisability and upon the expiration of such 30-day period all unexercised options and stock appreciation rights shall immediately terminate.

     10. CORPORATE MERGERS, ACQUISITIONS, ETC. The Board of Directors may also grant options under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

     11. AMENDMENT OF PLAN. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv) and 9 however, no change in an option already granted shall be made without the written consent of the holder of such award. Current Nasdaq rules and IRS rules would require shareholder approval of certain amendments to the 1996 Plan.

     12. APPROVALS. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

     13. EMPLOYMENT AND SERVICE RIGHTS. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

     14. RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

     15. APPLICABLE LAW. The law of the State of Oregon will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                        TRM COPY CENTERS CORPORATION
              5208 N.E. 122nd Avenue - Portland, Oregon 97230

       PROXY - SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
           1996 ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 22, 1996

         The undersigned hereby appoints Frederick O. Paulsell and Michael
    D. Simon, and each of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares which the undersigned would be entitled to vote if personally present at the 1996 Annual Meeting of Shareholders of TRM COPY CENTERS CORPORATION to be held on October 22, 1996, and any adjournments thereof, with respect to the following:

1.   ELECTION OF DIRECTORS

         Sherman M. Coe and Ralph R. Shaw to serve for three-year terms;

         /  /  FOR ALL NOMINEES

         /  /  WITHHOLD ALL NOMINEES

         Instructions: To withhold authority to vote for any individual nominee, place an "X" in this box / / and strike a line through the nominee's name listed above.

2.   APPROVAL OF THE COMPANY'S 1996 STOCK OPTION PLAN

         /  /  FOR             /  /  AGAINST              /  /  ABSTAIN

3. APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY

         /  /  FOR             /  /  AGAINST              /  /  ABSTAIN

 ................................................................................
   Either or both of the proxies (or substitutes) present at the meeting may exercise all powers granted hereby.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, NOMINEES FOR DIRECTOR, FOR PROPOSAL 2, APPROVAL OF 1996 STOCK OPTION PLAN AND FOR PROPOSAL 3, APPROVAL OF THE APPOINTMENT OF AUDITORS. IN ADDITION, THE PROXIES MAY VOTE AT THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                     Dated: _______________________, 1996

                                     ------------------------------------

                                     ------------------------------------
                                          (Signature or Signatures)

         Please date and sign above exactly as your name or names appear hereon. If more than one name appears, all should sign. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full title and authority.